Exhibit 99.1

NeoPhotonics Reports Second Quarter 2013 Financial Results

•	Record Quarterly Revenue of $75.0 million

•	Sequential Revenue Growth of 34%

•	Record Revenue from 40/100G High Speed Products

•	Recent Acquisition of LAPIS Semiconductor Optical Components Unit (now called NeoPhotonics Semiconductor) Continues Growth of High Speed Portfolio

SAN JOSE, CA – August 8, 2013 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its second quarter ended June 30, 2013.

“NeoPhotonics continues to be a solid leader in 100G optical products for next generation networks, with our portfolio of products once again driving record quarterly revenue,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics. “Further, we are pleased with our integration of the acquisition of the optical component unit of LAPIS Semiconductor, which closed on March 29, 2013, and is now referred to as NeoPhotonics Semiconductor. The NeoPhotonics Semiconductor product portfolio includes several products used in 100G networks, and added approximately 20% to our 40/100G revenue in the second quarter.”

Second Quarter Summary

•	Revenue was $75.0 million, up $18.9 million, or 34%, from the prior quarter and up $12.0 million, or 19%, from the second quarter 2012

•

Gross margin was 20.2%, down slightly from 20.9% in the prior quarter and down from 24.1% in the second quarter 2012, primarily due to a $2.5 million charge to cost of goods sold related to the one-time step-up in the fair value of assets acquired from LAPIS Semiconductor

•	Non-GAAP gross margin was 25.0%, up from 23.1% in the prior quarter and down from 25.8% in the second quarter 2012

•	Loss from continuing operations was $9.5 million, an improvement from a loss of $10.5 million in the prior quarter and up from a loss of $3.7 million in the second quarter 2012

•	Non-GAAP loss from continuing operations was $3.5 million, an improvement from a loss of $4.4 million in the prior quarter and up from a loss of $1.7 million in the second quarter 2012

•	Diluted loss per share from continuing operations was $0.31, an improvement from a loss of $0.34 in the prior quarter and up from a loss of $0.13 in the second quarter 2012

•	Non-GAAP diluted loss per share from continuing operations was $0.11, an improvement from a loss of $0.14 in the prior quarter and up from a loss of $0.06 in the second quarter 2012

•	Adjusted EBITDA was $1.2 million, an improvement from a loss of $1.7 million in the prior quarter and down from $1.8 million in the second quarter 2012

A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.

At June 30, 2013, total cash, cash equivalents and short-term investments was $74.7 million, which reflected the repayment of a portion of the company’s bank debt outstanding. Accordingly, bank debt was $26.3 million at June 30, 2013, which is down from $40.0 million at March 31, 2013.

The company intends to file an amended quarterly report on Form 10-Q for the quarter ended March 31, 2013 later today. This filing is to adjust a misclassification in the presentation of non-cash capital expenditures included in the Company’s consolidated statements of cash flows, which resulted in cash used in operating and investing activities being overstated by $1.1 million. This filing has no impact on previously reported total cash and cash equivalents, consolidated income statements, consolidated balance sheets, or adjusted EBITDA (defined as loss from continuing operations and non-recurring expenses adjusted for certain non-cash items such as stock-based compensation, amortization and depreciation, acquisition-related costs and others), including those reported in the Company’s earnings release on May 9, 2013.

Outlook for the Quarter Ending September 30, 2013

The company’s expectations for the third quarter 2013 are:

•	Revenue in the range of $72 million to $78 million

•	Non-GAAP gross margin in the range of 24% to 28%

•	Diluted loss per share from continuing operations in the range of $0.21 to $0.31, and on a Non-GAAP basis in the range of a loss of $0.04 to $0.14 per share

The Non-GAAP outlook for the third quarter of 2013 excludes approximately $5.3 million of expenses related to the expected amortization of intangibles, the one-time step up in the fair value of assets acquired from LAPIS Semiconductor, and the anticipated impact of stock-based compensation. Of these expenses, $3.0 million is estimated to relate to cost of goods sold.

Conference Call

The company will discuss these financial results in a conference call at 5:30 p.m. EDT today. The public is invited to listen to a live webcast of the conference call on the Investor Relations section of the company website at http://ir.neophotonics.com. A replay of the webcast will be available on the Investor Relations section on the company’s website approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information, visit www.neophotonics.com.

Forward Looking Statements

The statements in this press release under the heading “Outlook for the Quarter Ending September 30, 2013”, as well Mr. Jenks’ statements about the company’s position in the high speed market, are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. The risks and uncertainties that could cause the company’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the company’s products due to industry developments, economic conditions or natural disasters; volatility in utilization of manufacturing operations and other manufacturing costs; reductions in the company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; a decline in general conditions in the telecommunications equipment industry or the world economy generally; effects of seasonality; the risk that NeoPhotonics Semiconductor may not perform as expected due to acquisition integration-related uncertainty or other factors; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 filed with the Securities and Exchange Commission on May 15, 2013. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP net income (loss) from continuing operations, Non-GAAP diluted net income (loss) per share and adjusted EBITDA, as supplemental information. In computing certain of these Non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense, amortization of purchased intangible assets, amortization of acquisition-related fixed asset step-up, amortization of acquisition-related inventory step-up, acquisition-related costs, restructuring charges, and fair value adjustment to contingent consideration. In computing adjusted EBITDA, the company also excludes interest (income) expense, net, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in the period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance and ultimately monitor the company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.

© 2013 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Contacts:

JD Fay, Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@neophotonics.com

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012
Revenue	$74,990	$56,063	$63,025
Cost of goods sold (1)	59,805	44,333	47,837

Gross profit	15,185	11,730	15,188
	20.2%	20.9%	24.1%
Operating expenses:
Research and development (1)	11,311	9,707	9,322
Sales and marketing (1)	3,369	3,586	3,406
General and administrative (1)	8,470	8,870	6,721
Amortization of purchased intangible assets	362	321	321
Earn out adjustment	—	—	(1,303)

Total operating expenses	23,512	22,484	18,467

Loss from operations	(8,327)	(10,754)	(3,279)

Interest income	72	131	145
Interest expense	(342)	(163)	(145)
Other income (expense), net	(273)	(274)	—

Total interest and other income (expense), net	(543)	(306)	—

Loss before income taxes	(8,870)	(11,060)	(3,279)
Benefit from (provision for) income taxes	(662)	596	(377)

Loss from continuing operations	(9,532)	(10,464)	(3,656)
Income (loss) from discontinued operations, net of tax	—	—	—

Net loss	$(9,532)	$(10,464)	$(3,656)

Net loss per share—Basic:
Continuing operations	$(0.31)	$(0.34)	$(0.13)

Discontinued operations	$—	$—	$—

Net loss	$(0.31)	$(0.34)	$(0.13)

Net loss per share—Diluted:
Continuing operations	$(0.31)	$(0.34)	$(0.13)

Discontinued operations	$—	$—	$—

Net loss	$(0.31)	$(0.34)	$(0.13)

Weighted averages shares used to compute net loss per share:
Basic	30,779,730	30,574,032	28,402,929

Diluted	30,779,730	30,574,032	28,402,929

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$131	$243	$136
Research and development	600	418	395
Sales and marketing	344	238	205
General and administrative	398	303	273

Total stock-based compensation expense	$1,473	$1,202	$1,009

NeoPhotonics Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Jun. 30, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$74,731	$101,241
Restricted cash	1,813	2,626
Accounts receivable, net	72,998	70,354
Inventories	64,164	43,793
Prepaid expenses and other current assets	6,684	7,630

Total current assets	220,390	225,644
Long-term investments	355	188
Property, plant and equipment, net	65,886	54,440
Goodwill	2,084	—
Other intangible assets, net	15,926	14,213
Other long-term assets	3,586	1,147

Total assets	$308,227	$295,632

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,115	$36,308
Notes payable	9,041	12,003
Current portion of long-term debt	10,535	5,000
Accrued and other current liabilities	19,708	19,959

Total current liabilities	83,399	73,270
Long-term debt, net of current portion	26,320	17,167
Deferred income tax liabilities	664	653
Other noncurrent liabilities	10,030	1,724

Total liabilities	120,413	92,814

Redeemable common stock	5,000	5,000
Stockholders’ equity:
Common stock	77	76
Additional paid-in capital	438,295	433,996
Accumulated other comprehensive income	12,521	11,829
Accumulated deficit	(268,079)	(248,083)

Total stockholders’ equity	182,814	197,818

Total liabilities, redeemable common stock and stockholders’ equity	$308,227	$295,632

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Jun. 30, 2012
NON-GAAP GROSS PROFIT:
GAAP gross profit	15,185	11,730	15,188
Stock-based compensation expense	131	243	136
Amortization of purchased intangible assets	772	428	616
Amortization of acquisition-related fixed asset step-up	198	534	259
Amortization of acquisition-related inventory step-up	2,471	—	—
Acquisition-related costs	—	—	70

Non-GAAP gross profit	$18,757	$12,935	$16,269

Non-GAAP gross margin (% of revenue)	25.0%	23.1%	25.8%
NON-GAAP LOSS FROM CONTINUING OPERATIONS:
GAAP loss from continuing operations	(9,532)	(10,464)	(3,656)
Stock-based compensation expense	1,473	1,202	1,009
Amortization of purchased intangible assets	1,134	749	937
Amortization of acquisition-related fixed asset step-up	318	661	420
Amortization of acquisition-related inventory step-up	2,471	—	—
Acquisition-related costs	682	3,205	858
Restructuring charges	—	325	27
Fair value adjustment to contingent consideration	—	—	(1,303)
Income tax effect of Non-GAAP adjustments	(70)	(37)	(31)

Non-GAAP loss from continuing operations	$(3,524)	$(4,359)	$(1,739)

ADJUSTED EBITDA:
GAAP loss from continuing operations	(9,532)	(10,464)	(3,656)
Stock-based compensation expense	1,473	1,202	1,009
Amortization of purchased intangible assets	1,134	749	937
Amortization of acquisition-related fixed asset step-up	318	661	420
Amortization of acquisition-related inventory step-up	2,471	—	—
Acquisition-related costs	682	3,205	858
Restructuring charges	—	325	27
Fair value adjustment to contingent consideration	—	—	(1,303)
Interest (income) expense, net	270	32	—
Provision for (benefit from) income taxes	662	(596)	377
Depreciation expense	3,760	3,180	3,117

Adjusted EBITDA	$1,238	$(1,706)	$1,786

NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted loss per share from continuing operations	$(0.31)	$(0.34)	$(0.13)

Non-GAAP diluted loss per share from continuing operations	$(0.11)	$(0.14)	$(0.06)

SHARES USED TO COMPUTE NON-GAAP DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP and non-GAAP diluted loss per share from continuing operations	30,779,730	30,574,032	28,402,929